Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of Quepasa Corporation of our report dated March 4, 2010, on the consolidated financial statements of Quepasa Corporation and Subsidiary for the years ended December 31, 2009 and 2008, included in Form 10-K filed on March 5, 2010.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 23, 2010